Banesto to merge with
Santander

December 2012

IMPORTANT INFORMATION

Banco Santander, S.A. ("Santander") cautions that this presentation contains forward looking statements. These forward-looking statements are found in various places throughout this presentation and include, without limitation, statements concerning our future business development and economic performance and the expected synergies to arise from the proposed merger. While these forward-looking statements represent our judgment and future expectations concerning the development of our business and the Spanish financial sector, a number of risks, uncertainties and other important factors could cause actual developments and results, including the level of foreseen synergies, to differ materially from our expectations. These factors include, but are not limited to: (1) general market, macro economic, governmental and regulatory trends; (2)
movements in local and international securities markets, currency exchange rates and interest rates; (3) competitive pressures; (4) technological developments; and (5) changes in the financial position or credit worthiness of our customers, obligors and counterparties. The risk factors that we have indicated in our past and future filings and reports, including those with the
Securities and Exchange Commission of the United States of America (the "SEC")
could adversely affect our business and financial performance. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and are based on the knowledge, information available and views taken on the date on which they are made; such knowledge, information and views may change at any time. Santander does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
The information contained in this presentation is subject to, and must be read in conjunction with, all other publicly available information, including, where relevant any fuller disclosure document published by Santander. Any person at any time acquiring securities must do so only on the basis of such person's own judgment as to the merits or the suitability of the securities for its purpose and only on such information as is contained in such public information having taken all such professional or other advice as it considers necessary or appropriate in the circumstances and not in reliance on the information contained in the presentation. In making this presentation available, Santander gives no advice and makes no recommendation to buy, sell or otherwise deal in shares in Santander or in any other securities or investments whatsoever.
Neither this presentation nor any of the information contained therein constitutes an offer to sell or the solicitation of an offer to buy any securities. No offering of securities shall be made in the United States.
Nothing contained in this presentation is intended to constitute an invitation or inducement to engage in investment activity for the purposes of the prohibition on financial promotion in the U.K. Financial Services and Markets
Act 2000.
Additional information for US persons: the consideration paid to shareholders of Banesto for the merger will be the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United
States companies. It may be difficult to enforce rights and any claim arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the issuer may purchase securities otherwise than pursuant to the merger, such as in open market or privately negotiated purchases.
Note: Statements as to historical performance or financial accretion are not intended to mean that future performance, share price or future earnings
(including earnings per share) for any period will necessarily match or exceed those of any prior year. Nothing in this presentation should be construed as a profit forecast.

Summary of the transaction

Rationale of the transaction: Why are we doing this now?

The Spanish financial system: outlook

Final remarks

Summary of the transaction

Santander offers to acquire Banesto's minority shareholders at an exchange ratio of 0.633x Santander shares for each share of Banesto (EUR 3.73 per share*), paid with treasury stock (approx. 45 million Santander shares) This exchange offer values Banesto at approx. EUR 2.6bn (25% premium over closing date Dec 14, 2012 and a premium of 42% over the average price of the last 6 months) Merger expected to be completed by May 2013 Banesto S.A. will be absorbed and merged into Santander Annual synergies expected to reach pre tax
EUR 520m; (EUR 420m cost synergies; EUR 100m revenue improvement), within 3 years.

Personnel reduction will be performed in a progressive way via natural turnover, relocation to other units and incentivised redundancies

* Based on Santander's closing stock price of EUR 5.90 per share and Banesto's closing stock price of EUR 2.99 (Dec.14, 2012)

An attractive deal for Banesto shareholders

Banesto shareholders receive +25 % premium over Dec 14th closing price and a
+42 % premium over the 6 month average

Banesto shareholders participate in a international diversified bank with 55%
of its profit coming from emerging markets; with a strong balance sheet and significantly higher growth prospects.

Banesto shareholders receive Santander shares which are one of the most liquid stocks in Europe, with an attractive shareholder remuneration strategy (past 12 months: 60c)

On top of that, as Santander's shareholders, Banesto shareholders will benefit from the delivery of the integration synergies

and service improvements for Santander and Banesto[]s customers

Santander's and Banesto's customers will have access to a broader distribution network (4,000 branches) Banesto's customers will have access to a broader range of products, as well as to Santander's international network that can support the international operations of its SME and corporate customers.

EXPECTED TIMETABLE

Dec 17, 2012   Santander's Board approves the transaction
Jan 9, 2013    Santander's Board approves merger project
Jan 10, 2013   Merger project communicated to the market / CNMV
Mar 22, 2013   Santander's General Shareholders' Meeting.
April 26, 2013 Regulatory and administrative approvals (approx.)
May, 2013      Legal merger completed and Santander's shares will be
               delivered to Banesto's shareholders
               -----------------------------------------------------

Summary of the transaction

Rationale of the transaction: Why are we doing this now?

The Spanish financial system: outlook

Final remarks

Rationale of the merger

The profitability of the banking sector in Spain is under pressure

Why now?

Cost synergies

Revenue improvement: new structure in Spain

Financial impacts

The profitability of the banking sector in Spain is under pressure[]

The Spanish financial system has lost profitability over the past 5 years

Santander is working to recover profit levels in Spain lost in the last few years[]

Why now?

1. A "single brand" strategy is most suitable for a low growth market

[] Focus on combining EFFICIENCY GAINS with selective market share gains = best achieved with a SINGLE BRAND

Higher economies of scale are necessary in a more concentrated market

Flight to quality to the top brands is accelerating

A single brand = stronger position

Ranking: deposits (EUR bn)

Ranking: number of branches

A balanced nationwide network[]

Combined branch market share by region

with one of the strongest brands in the international financial system

Cost synergies: Brand consolidation and structural efficiency improvement

Integration of central structures

There is already some degree of integration between Santander and Banesto
(e.g., IT platform, factories) However, significant efficiencies can still be achieved through the integration of both structures [] One corporate center /
one management structure [] Integration of intermediate structures [] Full integration of back offices / IT/ops

Estimated timeline for operating integration: 1 YEAR

Branch optimisation:

We expect to close approx. 700 branches, without impact on our business generation, over the next 3 years

Optimal size of the new network: ca. 4,000 branches (vs 4,664 currently)

Resource re-allocation: strengthen our corporate, SME and affluent segments /
networks

Cost synergies: EUR 420m (pretax) within three years

18

D Revenue enhancement: Re-allocate resources to the most attractive / higher ROE segments: Corporates / SMEs / affluent, through specialised networks

Currently:
4,664 branches

Santander
2,914 branches
(of which 149 Business Branches)

Banesto
1,698 branches
(of which 79 Business Branches)

BANIF BANCA PRIVADA
52
Premium Branches

- ✓ A single brand
- ✓ New business structure
- ✓ Leverage on Banesto's traditional strengths in SME and business banking
- ✓ Reinforce specialised networks:
  - SME/Corporate
  - Affluent Private banking
- ✓ Enhanced service quality

Target revenue improvement in 3 years: EUR 100 m

Target:
Approx 4,000 branches

Santander

Universal Branches
Optimised Network

Business banking centres
Reinforced Network

Premium Branches
Reinforced Network

Santander

Financial impacts
Total synergies (revenue + cost) expected to reach EUR 520m (pre-tax)

Summary of the transaction

Rationale of the transaction: Why are we doing this now?

The Spanish financial system: outlook

Final remarks

Features of the Spanish financial system in 2015+

                        A more concentrated market [] on track to deliver a
ROTE normalisation [] but with clear winners and losers

A more concentrated market[]

 on track to a ROTE normalisation in the sector

IMPROVE SPREADS: Customer spread improvement is already under way

PROVISIONS: Peak in 2012 / 2013; normalisation expected over the next 3 years

IMPROVE EFFICIENCY: Reduction in the number of branches in the system via plain closures or mergers / integrations

but with clear winners and losers[]

Santander is a CLEAR WINNER in the new environment, leading to the
NORMALISATION OF THE
CONTRIBUTION OF OUR SPANISH BUSINESS

           Santander will be a CLEAR WINNER in the new environment, leading to the NORMALISATION OF THE
CONTRIBUTION OF OUR SPANISH BUSINESS

Summary of the transaction

Rationale of the transaction: Why are we doing this now?

The Spanish financial system: outlook

Final remarks

Final remarks

An attractive transaction for Santander shareholders:

[] Low execution risk

[] Significant integration synergies (+EUR 520m)

[] EPS accretive: +3% in Year 3

[] The single brand and the new structure will allow Santander to best capture the market share gain opportunities in the Spanish market, which will contribute to the normalisation of its profitability in Spain

An attractive transaction for Banesto shareholders:

[] Attractive premium (+25% over Dec 14th closing price; +42% over the 6 month average)

  [] Become shareholders of Santander: a diversified international group, with presence in high growth markets and a liquid stock, with an attractive remuneration strategy An attractive transaction for all stakeholders of both banks: a stronger network able to provide a wider range of products and better quality of service

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